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                                                                   EXHIBIT 10.29

                                                                      01-97-1134


                   FIRST EXCESS OF LOSS REINSURANCE AGREEMENT

                  (hereinafter referred to as the "Agreement")

                           entered into by and between

                          SCPIE HOLDINGS, INC., and/or
                       S.C.P.I.E. INDEMNITY COMPANY and/or
                  AMERICAN HEALTHCARE INDEMNITY COMPANY, and/or
                  AMERICAN HEALTHCARE SPECIALTY COMPANY, and/or
                   S.C.P.I.E. INSURANCE SERVICES, INC., and/or
                      S.C.P.I.E. MANAGEMENT SERVICES, INC.
                            Beverly Hills, California

             (hereinafter collectively referred to as the "Company")

                                       and

                   The Subscribing Reinsurer(s) executing the
                      Interests and Liabilities Contract(s)
                         attached to and forming a part
                                of this Agreement

                  (hereinafter referred to as the "Reinsurer")


WITNESSETH:

      The Reinsurer hereby reinsures the Company to the extent and on the terms and conditions and subject to the exceptions, exclusions and limitations hereinafter set forth. Nothing hereinafter shall in any manner create any obligations or establish any rights against the Reinsurer in favor of any third parties or any persons not parties to this Agreement, except as provided for in the Insolvency Article of this Agreement.

                                   ARTICLE I.

BUSINESS COVERED:

      The Reinsurer agrees to reimburse the Company, on an excess of loss basis, for the amounts of ultimate net loss which the Company may pay as a result of claims made during the term of this Agreement under binders, policies and contracts of insurance (hereinafter called "policies"), hereafter issued or entered into by or on behalf of the Company, covering the types of policy forms set forth below as written by the Company, except as excluded under the Exclusions Article of this Agreement, subject to the limitations set forth in the Limit and Retention Article:
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      1. Professional and Business Liability Insurance Policy - Modified Claims
Made Coverage Hospitals and Medical Centers (Primary and Excess).

      2. Professional and Business Liability Insurance Policy - Claims Made Coverage Hospitals and Medical Centers (Primary and Excess).

      3. Excess Automobile Liability and Excess Employers Liability associated with the policy forms outlined above.

                                   ARTICLE II.

TERM:

A. This Agreement shall commence October 1, 1997 and shall remain in full force and effect for twelve (12) consecutive months to expire September 30, 1998, both days inclusive, as respects all risks attaching during said twelve (12) months period.

B. It is agreed that Modified Claims Made Policies include an Automatic Pre-Paid Extended Reporting Period for a period not exceeding eighty-four (84) months. It is understood and agreed that, to preserve the claims made nature of this reinsurance, subject to availability of markets to renew this Agreement sufficiently at its expiry, the Reinsurers hereon will be relieved of all liability for any claims not made in the First Annual Reporting Period of each policy. In consideration the Reinsurers hereon will release to renewing markets Premium equivalent to 65% of the total Net Ceded Premium (Gross Ceded Premium less applicable ceding commission) derived from such Modified Claims Made Policies attaching during the term of this Agreement.

C. In the event of non-renewal, and at the option of the Company, the Reinsurers agree to run off policies in force until natural expiration; in respect of Claims Made Policies, such period not to exceed twelve (12) months plus odd time not exceeding twenty-four (24) months in all from the expiration date hereon; in respect of Modified Claims Made Policies, such period not to exceed ninety-six
(96) months from the expiration date hereon.

D. In the event that an Original Insured's policy is canceled or non-renewed, a further Extended Reporting Period Endorsement for an unlimited period my be purchased by an Original Insured provided the purchase is made within the ninety
(90) day period prior to the expiration of the eighty-four (84) months Extended Reporting Period Endorsement and subject to the payment of an Additional Premium of 25% of the last Annual Modified Claims Made Premium applicable prior to the date of cancellation or non-renewal of the Original Policy. Any such Additional Premium shall be payable on the date that the original eighty-four (84) months Extended Reporting Period Endorsement expires and shall be deemed fully earned on that day. Any claim reported under any further unlimited Extended Reporting Period Endorsement shall be deemed to have been made on the date of expiration of the original eighty-four (84) months Extended Reporting Period Endorsement.

E. Further, at the option of the Company, non renewal may be effected on a cut off basis as of the expiration date hereon and the Reinsurers shall return to the Company their respective share of the unearned premium reserve at that time.

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F. Notwithstanding the expiration of this Agreement as hereinabove provided, the provisions of this Agreement shall continue to apply to all unfinished business hereunder to the end that all obligations and liabilities incurred by each party hereunder prior to such expiration shall be fully performed and discharged.

                                  ARTICLE III.

EXCLUSIONS:

      This Agreement does not cover and specifically excludes the following:

      1.    Insolvency Funds, per the attached "Insolvency Fund Exclusion
            Clause".

      2. Nuclear Incidents, per the attached "Nuclear Incident Exclusion Clause - Liability -Reinsurance".

      3. Assumed Reinsurance other than for Licensing or Financial Rating purposes.

      4. Other Exclusions to follow the Company's Original Policies as interpreted by Regulatory or Judicial Authorities.

      5.    Financial Guarantee Business.

                                   ARTICLE IV.

TERRITORY:

      This Agreement will apply as per the Company's Original Policies.

                                   ARTICLE V.

LIMIT AND RETENTION:

A. The Company shall retain for its own account and pay under one or more of the Company's policies the first $1,000,000 ultimate net loss, each and every claim made for indemnity only during the term of this Agreement and the Reinsurer agrees to reimburse the Company for the amount of ultimate net loss paid in excess of $1,000,000, each and every claim made for indemnity only during the term of this Agreement, but the Reinsurer's maximum liability shall not exceed 100% of $9,000,000 resulting from each and every claim made for indemnity only during the term of this Agreement.

B. The term "claim made" shall be as defined in the Company's Original Policies.

C. The Company's retention shall be the difference between $1,000,000 each and every claim made for indemnity only and the underlying Self Insured Retention (S.I.R.) where applicable but always subject to a minimum retention of $500,000 each and every claim made for indemnity only.
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D. As respects Medical Staff Members, including any other Associated Individuals or Entities, added by Endorsement to the policies subject to this Agreement under a Unification Plan, the following shall apply:

      1. When a Hospital or any of their Insured Medical Staff Members, including any other Associated Individuals or Entities, are determined by the Company to be jointly involved in any claim or suit, the Total Limits of Liability issued to the Hospital shall be shared by the Hospital and by all of its Insured Medical Staff Members, including any other Associated Individuals or Entities.

      2. When a Hospital is determined by the Company not to be involved in any claim or suit, the Total Limits of Liability available to all Insured Medical Staff Members, including any other Associated Individuals or Entities, shall be limited to $5,000,0000 each and every loss.

E. The term "Unification Plan" is understood to mean where coverage is provided on a shared limit basis to a Hospital or any of their Insured Medical Staff Members, including any other Associated Individuals or Entities for the purpose of obtaining a common defense.

F. In determining if a Hospital is jointly involved in any claim or suit, the Hospital shall be deemed to be jointly involved if the medical incident which gave rise to the claim or suit occurring on the Hospital premises, including any Insured Affiliated locations, or if members of the Insured Medical Staff were acting on behalf of the Hospital. The mere naming of the Hospital as a defendant in a claim or suit shall not, in itself, determine if the Hospital was involved in the claim or suit.

G. The maximum amount of losses recoverable hereunder during the term of this Agreement, including but not limited to indemnity, loss in Excess of Original Policy Limits (XPL), and Extra Contractual Obligations (ECO) shall not exceed $50,000,000 or 400% of Gross Premium Ceded hereunder, whichever is the greater.

H. The Company shall co-participate for 10% of the ultimate net loss hereunder, net and unreinsured.

                                  ARTICLE VI.

NOTICE OF LOSS AND LOSS SETTLEMENTS:

A. In the event of a claim arising hereunder which either results in or appears to be of serious enough nature as probably to result in a loss involving this Agreement, the Company shall give notice as soon as reasonably practicable to Reinsurers and the Company shall keep the Reinsurer advised of all subsequent developments in connection therewith.

B. The Company shall also promptly notify the Reinsurers of all incidents involving the following injuries for which the Company has established an indemnity reserve of $500,000 or greater and with policy limits to affect
Reinsurers:

      1.    Death.

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      2.    Brain Injury.

      3.    Nerve Injury.

      4.    Paralysis - cord injury.

      5.    Amputations.

      6. Internal injuries which require continuous treatment (e.g. Dialysis, Hyperalimentation, failure to diagnose).

      7.    Loss of Sight of one or both eyes.

C. The Company has the obligation to investigate and, to the extent that may be required by the policies reinsured, defend any claim affecting this reinsurance and to pursue such claim to final determination.

D. All loss settlements made by the Company, provided they are within the terms and conditions of the original policies (or as provided for in Excess of Original Policy Limits or Extra Contractual Obligations Articles contained in this Agreement) and within the terms of this Agreement shall be unconditionally binding upon the Reinsurer, and amounts falling due to the share of the Reinsurer shall be payable by the Reinsurer immediately in accordance with the provisions set forth in paragraph D. of the Reports and Remittances Article.

E. It is understood that when so requested the Company will afford the Reinsurer an opportunity to be associated with the Company, at the expense of the Reinsurer, in the defense of any claim or suit or proceeding involving this reinsurance; and the Company will cooperate in every respect in the defense of such claim, suit or proceeding.

                                 ARTICLE VII.

NET RETAINED LINES:

A. This Agreement applies only to that portion of any policy which the Company retains net for its own account, and in calculating the amount of any loss hereunder and also in computing the amount or amounts in excess of which this Agreement attaches, only loss or losses in respect of that portion of any policy which the Company retains net for its own account shall be included.

B. The amount of the Reinsurer's liability hereunder in respect of any loss or losses shall not be increased by reason of the inability of the Company to collect from any other reinsurer(s), whether specific or general, any amounts which may have become due from such reinsurer(s), whether such inability arises from the insolvency of such other reinsurer(s) or otherwise.
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                                  ARTICLE VIII.
ULTIMATE NET LOSS:

      The term "ultimate net loss" means the actual loss, including 90% of loss in Excess of Original Policy Limits and 90% of Extra Contractual Obligations in accordance with the provisions of the respectively titled Articles herein, but excluding loss adjustment expense, paid or to be paid by the Company on its net retained lines after making deductions for all recoveries, salvages, subrogations and all claims on inuring reinsurance, whether collectible or not; provided, however, that in the event of the insolvency of the Company, payment by the Reinsurer shall be made in accordance with the provisions of the Insolvency Article. Nothing herein shall be construed to mean that losses under this Agreement are not recoverable until the Company's ultimate net loss has been ascertained.

                                   ARTICLE IX.

EXCESS OF ORIGINAL POLICY LIMITS:

A. This Agreement shall protect the Company, within the limits hereof, in respect of policies ceded to this Agreement in connection with ultimate net loss in excess of the limit of its original policy, such loss in excess of the limit having been incurred because of failure by it to settle within the policy limit or by reason of alleged or actual negligence, fraud or bad faith in rejecting an offer of settlement or in the preparation of the defense or in the trial of any action against its insured or reinsured or in the preparation or prosecution of an appeal consequent upon such action.

B. However, this Article shall not apply where the loss has been incurred due to fraud by a member of the Board of Directors or a corporate officer of the Company acting individually or collectively or in collusion with any individual or corporation or any other organization or party involved in the presentation, defense or settlement of any claim covered hereunder.

C. For the purpose of this Article, the word "loss" shall mean any amounts for which the Company would have been contractually liable to pay had it not been for the limit of the original policy.

                                   ARTICLE X.

EXTRA CONTRACTUAL OBLIGATIONS:

A. This Agreement shall protect the Company within the limits hereof, in respect of policies ceded to this Agreement where the ultimate net loss includes any Extra Contractual Obligations. The term "Extra Contractual Obligations" is defined as those liabilities not covered under any other provision of this Agreement and which arise from the handling of any claim on business covered hereunder, such liabilities arising because of, but not limited to, the following: failure by the Company to settle within the policy limit, or by reason of alleged or actual negligence, fraud or bad faith in rejecting an offer of settlement or in the preparation of the defense or in the trial of any action against its insured or reinsured, or in the preparation or prosecution of an appeal consequent upon such action.

B. The date on which any Extra Contractual Obligation is incurred by the Company shall be deemed, in all circumstances, to be the date of the original disaster and/or casualty.
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C. However, this Article shall not apply where the loss has been incurred due to fraud by a member of the Board of Directors or a corporate officer of the Company acting individually or collectively or in collusion with any individual or corporation or any other organization or party involved in the presentation, defense or settlement of any claim covered hereunder.

                                   ARTICLE XI.

CEDING COMMISSION:

A. The Reinsurer shall allow the Company a 15% commission plus original acquisition cost not to exceed 25% in all on all premiums ceded to the Reinsurer hereunder. The Company shall allow the Reinsurer return commission on return premiums at the same rate.

B. It is expressly agreed that the ceding commission allowed the Company includes provision for all dividends, commissions, taxes, assessments, and all other expenses of whatever nature, except loss adjustment expense.

                                  ARTICLE XII.

REINSURANCE PREMIUM:

A. As premium for the reinsurance provided hereunder, the Company shall pay the Reinsurer 100% of its Original Gross Excess Limit Premium and Extended Reporting Period Endorsement Premium calculated by the Company.

B. The term "Original Gross Excess Limit Premium" as used herein shall mean premiums calculated by the Company for policy limits excess of $1,000,000 up to $10,000,000 after application of scheduled rating credits/debits and experience credits only.

                                  ARTICLE XIII.

REPORTS AND REMITTANCES:

A. The Company will provide the Reinsurer with all necessary data respecting premiums, losses and recoveries on forms mutually acceptable to the Company and the Reinsurer.

B. Within forty-five (45) days after the close of each fiscal month the Company shall pay to the Reinsurer an amount equal to the Ceded Excess Limit Premium less Ceding Commission.

C. The Company shall provide to the Reinsurer, as promptly as possible after the close of each year the information necessary for Annual Statement purposes.

D. Payment by the Reinsurer of its portion of loss and loss expenses paid by the Company will be made by the Reinsurer to the Company immediately upon receipt of satisfactory proof of loss being given to it by the Company.

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                                  ARTICLE XIV.

FOLLOW THE FORTUNES:

      The Reinsurer shall follow the fortunes of the Company in respect of all business hereunder. All loss and expense payments or settlements made by the Company are unconditionally binding upon the Reinsurer if such payments or settlements were made within the terms and conditions of the Company's policies and within the terms and conditions of this Agreement.

                                   ARTICLE XV.

OFFSET:

      The Company and the Reinsurer shall have the right to offset any balance or amounts due from one party to the other under the terms of this Agreement. The party asserting the right of offset may exercise such right any time whether the balances due are on account of premiums or losses or otherwise.

                                  ARTICLE XVI.

COMMUTATION CLAUSE:

      The Company or the Reinsurer may, at any time express their desire to the other party to commute all losses which are applicable to any Agreement year and which are still unsettled. In such event the Company and the Reinsurer shall mutually determine and evaluate such losses and the payment by the Reinsurer of their proportion of the amount so ascertained and mutually agreed to be the value of such losses shall relieve them of all further liability, in respect of that Agreement year both in respect of known or unknown losses.

                                 ARTICLE XVII.

CONFIDENTIALITY CLAUSE:

A. This Agreement and the pre Agreement documentation may contain confidential or proprietary information of either party to this Agreement. All parties shall maintain the confidentiality of this information and shall not disclose such information to any third party without both parties approval.

B. Notwithstanding the above, any party may disclose such information without further approval from the other party in answer to interrogations, subpoenas or other legal/arbitration process as well as to the Company's reinsurance intermediary hereon, the Reinsurer's retrocessionaires or in response to requests by governmental and regulatory agencies. In addition the parties may disclose such information to their accountants and outside legal counsel as may be necessary.

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                                 ARTICLE XVIII.

ACCESS TO RECORDS:

      The Company shall place at the disposal of the Reinsurer at all reasonable times, and the Reinsurer shall have the right to inspect through its designated representatives, during the term of this Agreement and thereafter, all books, records and papers of the Company in connection with any reinsurance hereunder, or the subject matter hereof.

                                  ARTICLE XIX.

ERRORS AND OMISSIONS:

      Errors and omissions on the part of the Company shall not invalidate the reinsurance under this Agreement, provided such errors and omissions are corrected promptly after discovery thereof, but the liability of the Reinsurer under this Agreement shall in no event exceed the limits specified herein.

                                   ARTICLE XX.

TAXES:

      In consideration of the terms under which this Agreement is issued, the Company will not claim a deduction in respect of the premium hereon when making tax returns, other than income or profits tax returns, to any state or territory of the United States of America or the District of Columbia.

                                  ARTICLE XXI.

FEDERAL EXCISE TAX:

(Applicable to those Reinsurers, excepting Underwriters at Lloyd's, London and other Reinsurers exempt from Federal Excise Tax, who are domiciled outside the United States of America.)

A. The Reinsurer has agreed to allow for the purpose of paying the Federal Excise Tax the applicable percentage of the premium payable hereon (as imposed under Section 4371 of the Internal Revenue Code) to the extent such premium is subject to the Federal Excise Tax.

B. In the event of any return of premium becoming due hereunder the Reinsurer will deduct the applicable percentage from the return premium payable hereon and the Company or its agent should take steps to recover the tax from the United States Government.

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                                  ARTICLE XXII.

UNAUTHORIZED REINSURANCE:

(Applies only to a Reinsurer who does not qualify for full credit with any insurance regulatory authority having jurisdiction over the Company's reserves.)

A. As regards policies or bonds issued by the Company coming within the scope of this Agreement, the Company agrees that when it shall file with the insurance regulatory authority or set up on its books reserves for unearned premium and losses covered hereunder which it shall be required by law to set up, it will forward to the Reinsurer a statement showing the proportion of such reserves which is applicable to the Reinsurer. The Reinsurer hereby agrees to fund such reserves in respect of unearned premium, known outstanding losses that have been reported to the Reinsurer and allocated loss adjustment expense relating thereto, losses and allocated loss adjustment expense paid by the Company but not recovered from the Reinsurer, plus reserves for losses incurred but not reported, as shown in the statement prepared by the Company (hereinafter referred to as "Reinsurer's Obligations") by funds withheld, cash advances or a Letter of Credit. The Reinsurer shall have the option of determining the method of funding provided it is acceptable to the insurance regulatory authorities having jurisdiction over the Company's reserves.

B. When funding by a Letter of Credit, the Reinsurer agrees to apply for and secure timely delivery to the Company of a clean, irrevocable and unconditional Letter of Credit issued by a bank and containing provisions acceptable to the insurance regulatory authorities having jurisdiction over the Company's reserves in an amount equal to the Reinsurer's proportion of said reserves. Such Letter of Credit shall be issued for a period of not less than one year, and shall be automatically extended for one year from its date of expiration or any future expiration date unless thirty (30) days (sixty (60) days where required by insurance regulatory authorities) prior to any expiration date the issuing bank shall notify the Company by certified or registered mail that the issuing bank elects not to consider the Letter of Credit extended for any additional period.

C. The Reinsurer and Company agree that the Letters of Credit provided by the Reinsurer pursuant to the provisions of this Agreement may be drawn upon at any time, notwithstanding any other provision of this Agreement, and be utilized by the Company or any successor, by operation of law, of the Company including, without limitation, any liquidator, rehabilitator, receiver or conservator of the Company for the following purposes, unless otherwise provided for in a separate Trust Agreement:

      1. to reimburse the Company for the Reinsurer's Obligations, the payment of which is due under the terms of this Agreement and which has not been otherwise paid;

      2. to make refund of any sum which is in excess of the actual amount required to pay the Reinsurer's Obligations under this Agreement;

      3. to fund an account with the Company for the Reinsurer's Obligations. Such cash deposit shall be held in an interest bearing account separate from the Company's other assets, and interest thereon not in excess of the prime rate shall accrue to the benefit of the Reinsurer;

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      4.    to pay the Reinsurer's share of any other amounts the Company claims are due under this Agreement.

D. In the event the amount drawn by the Company on any Letter of Credit is in excess of the actual amount required for 1. or 3., or in the case of 4., the actual amount determined to be due, the Company shall promptly return to the Reinsurer the excess amount so drawn. All of the foregoing shall be applied without diminution because of insolvency on the part of the Company or the Reinsurer.

E. The issuing bank shall have no responsibility whatsoever in connection with the propriety of withdrawals made by the Company or the disposition of funds withdrawn, except to ensure that withdrawals are made only upon the order of properly authorized representatives of the Company.

F. At annual intervals, or more frequently as agreed but never more frequently than quarterly, the Company shall prepare a specific statement of the Reinsurer's Obligations, for the sole purpose of amending the Letter of Credit, in the following manner:

      1. If the statement shows that the Reinsurer's Obligations exceed the balance of credit as of the statement date, the Reinsurer shall, within thirty (30) days after receipt of notice of such excess, secure delivery to the Company of an amendment to the Letter of Credit increasing the amount of credit by the amount of such difference.

      2. If, however, the statement shows that the Reinsurer's Obligations are less than the balance of credit as of the statement date, the Company shall, within thirty (30) days after receipt of written request from the Reinsurer, release such excess credit by agreeing to secure an amendment to the Letter of Credit reducing the amount of credit available by the amount of such excess credit.

                                 ARTICLE XXIII.

ARBITRATION:

A. As a condition precedent to any right of action hereunder, any dispute arising out of the interpretation, performance or breach of this Agreement, including the formation or validity thereof, shall be submitted for decision to a panel of three arbitrators. Notice requesting arbitration will be in writing and sent certified or registered mail, return receipt requested.

B. One arbitrator shall be chosen by each party and the two arbitrators shall, before instituting the hearing, choose an impartial third arbitrator who shall preside at the hearing. If either party fails to appoint its arbitrator within thirty (30) days after being requested to do so by the other party, the latter, after ten (10) days notice by certified or registered mail of its intention to do so, may appoint the second arbitrator.

C. If the two arbitrators are unable to agree upon the third arbitrator within thirty (30) days of their appointment, the deficiency shall be supplied on the application of the party requesting arbitration by an appointment made by the American Arbitration Association. Notwithstanding the appointment of any third Arbitrator by the American Arbitration Association, the arbitration proceedings shall not be governed by the American Arbitration Association's commercial arbitration rules.

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D. All arbitrators shall be disinterested active or former executive officers of insurance or reinsurance companies or Underwriters at Lloyd's, London.

E. Within thirty (30) days after notice of appointment of all arbitrators, the panel shall meet and determine timely periods for briefs, discovery procedures and schedules for hearings.

F. The panel shall be relieved of all judicial formality and shall not be bound by the strict rules of procedure and evidence. Unless the panel agrees otherwise, arbitration shall take place in Beverly Hills, California, but the venue may be changed when deemed by the panel to be in the best interest of the arbitration proceeding. Insofar as the arbitration panel looks to substantive law, it shall consider the law of the State of California. The decision of any two arbitrators when rendered in writing shall be final and binding. The panel is empowered to grant interim relief as it may deem appropriate.

G. The panel shall interpret this Agreement as if it were an honorable engagement rather than as merely a legal obligation and shall make its decision considering the custom and practice of the applicable insurance and reinsurance business within sixty (60) days following the termination of the hearings. Judgment upon the award may be entered in any court having jurisdiction thereof.

H. Each party shall bear the expense of its own arbitrator and shall jointly and equally bear with the other party the cost of the third arbitrator. The remaining costs of the arbitration shall be allocated by the panel. The panel may, at its discretion, award such further costs and expenses as it considers appropriate, including but not limited to attorneys fees, to the extent permitted by law.

I. If more than one reinsurer is involved in arbitration where there are common questions of law or fact and a possibility of conflicting awards or inconsistent results, all such reinsurers may constitute and act as one party for purposes of this Article and communications shall be made by the Company to each of the reinsurers constituting the one party; provided, however, that nothing therein shall impair the rights of such reinsurers to assert several, rather than joint defenses or claims, nor be construed as changing the liability of the reinsurers under the terms of this Agreement from several to joint.

                                  ARTICLE XXIV.

SERVICE OF SUIT:

(This Article only applies to Reinsurers domiciled outside of the United States and/or unauthorized in any state, territory or district of the United States having jurisdiction over the Company.)

A. It is agreed that in the event of the failure of the Reinsurer hereon to pay any amount claimed to be due hereunder, the Reinsurer hereon, at the request of the Company, will submit to the jurisdiction of a court of competent jurisdiction within the United States. Nothing in this Article constitutes or should be understood to constitute a waiver of the Reinsurer's rights to commence an action in any court of competent jurisdiction in the United States, to remove an action to a United States District Court, or to seek a transfer of a case to another court as permitted by the laws of the United States or of any state in the United States. It is further agreed that service of process in such suit may be made upon Messrs. Mendes & Mount, 725 South Figueroa, Suite 1990, Los Angeles, CA 90017, and that in any suit instituted, the Reinsurer will abide by the final decision of such court or of any appellate court in the event of an appeal.

B. The above-named are authorized and directed to accept service of process on behalf of the Reinsurer in any such suit and/or upon the request of the Company to give a written undertaking to the Company that they will enter a general appearance upon the Reinsurer's behalf in the event such a suit shall be instituted.

C. Further, pursuant to any statute of any state, territory or district of the United States which makes provision therefore, the Reinsurer hereon hereby designates the Superintendent, Commissioner or Director of Insurance or other officer specified for that purpose in the statute, or his successor or successors in office, as its true and lawful attorney upon whom may be served any lawful process in any action, suit or proceeding instituted by or on behalf of the Company or any beneficiary hereunder arising out of this Agreement of reinsurance, and hereby designates the above-named as the person to whom the said officer is authorized to mail such process or a true copy thereof.

                                  ARTICLE XXV.

INSOLVENCY:

A. In the event of the insolvency of one or more than one of the Companies reinsured hereunder, this reinsurance shall be payable directly to the Company(ies) or to its liquidator, receiver, conservator or statutory successor immediately upon demand, with reasonable provision for verification, on the basis of the liability of the Company(ies) without diminution because of the insolvency of one or more than one of the Companies or because the liquidator, receiver, conservator or statutory successor of the Company(ies) has failed to pay all or a portion of any claim. It is agreed, however, that the liquidator, receiver, conservator or statutory successor of the Company(ies) shall give written notice to the Reinsurer of the pendency of a claim against the Company(ies) indicating the policy or bond reinsured which claim would involve a possible liability on the part of the Reinsurer within a reasonable time after such claim is filed in the conservation or liquidation proceeding or in the receivership, and that during the pendency of such claim, the Reinsurer may investigate such claim and interpose, at its own expense, in the proceeding where such claim is to be adjudicated, any defense or defenses that it may deem available to the Company(ies) or its liquidator, receiver, conservator or statutory successor. The expense thus incurred by the Reinsurer shall be chargeable, subject to the approval of the Court, against the Company(ies) as part of the expense of conservation or liquidation to the extent of a pro rata share of the benefit which may accrue to the Company(ies) solely as a result of the defense undertaken by the Reinsurer.

B. Where two or more reinsurers are involved in the same claim and a majority in interest elect to interpose defense to such claim, the expense shall be apportioned in accordance with the terms of this Agreement as though such expense had been incurred by the Company(ies).

C. It is further understood and agreed that, in the event of the insolvency of one or more than one of the Companies, the reinsurance under this Agreement shall be payable directly by the Reinsurer to the Company(ies) or to its liquidator, receiver or statutory successor, except where this Agreement specifically provides another payee of such reinsurance in the event of the insolvency of the Company(ies).

                                  ARTICLE XXVI.

INTERMEDIARY:

      Guy Carpenter & Company, Inc. is hereby recognized as the Intermediary negotiating this Agreement for all business hereunder. All communications (including but not limited to notices, statements, premium, return premium, commissions, taxes, losses, loss adjustment expense, salvages and loss settlements) relating thereto shall be transmitted to the Company or the Reinsurer through Guy Carpenter & Company, Inc., 180 Maiden Lane, New York, New York 10038-4993. Payments by the Company to the Intermediary shall be deemed to constitute payment to the Reinsurer. Payments by the Reinsurer to the Intermediary shall be deemed to constitute payment to the Company only to the extent that such payments are actually received by the Company.

                                 ARTICLE XXVII.

GOVERNING LAW:

      This Agreement shall be governed by and interpreted in accordance with the laws of the State of California, U.S.A.

                                 ARTICLE XXVIII.

SEVERAL LIABILITY NOTICE (LSW 1001 REINSURANCE):

      The subscribing reinsurer's obligations under contracts of reinsurance to which they subscribe are several and not joint and are limited solely to the extent of their individual subscriptions. The subscribing reinsurers are not responsible for the subscription of any co-subscribing reinsurer who for any reason does not satisfy all or part of its obligations.

                       INTERESTS AND LIABILITIES CONTRACT

                   (hereinafter referred to as the "Contract")

                                     to the

                   FIRST EXCESS OF LOSS REINSURANCE AGREEMENT

                  (hereinafter referred to as the "Agreement")

                         It is hereby mutually agreed by

                          SCPIE HOLDINGS, INC., and/or
                       S.C.P.I.E. INDEMNITY COMPANY and/or
                  AMERICAN HEALTHCARE INDEMNITY COMPANY, and/or
                  AMERICAN HEALTHCARE SPECIALTY COMPANY, and/or
                   S.C.P.I.E. INSURANCE SERVICES, INC., and/or
                      S.C.P.I.E. MANAGEMENT SERVICES, INC.
                            Beverly Hills, California

             (hereinafter collectively referred to as the "Company")

                                       and


            (hereinafter referred to as the "Subscribing Reinsurer")


that the Subscribing Reinsurer shall have a ___% participation in the Interests and Liabilities of the Reinsurer as set forth in the Agreement attached hereto entitled First Excess of Loss Reinsurance Agreement.

      Such participation shall be several and not joint with the participation of other subscribing reinsurers, and under no circumstances shall the Subscribing Reinsurer participate in the Interests and Liabilities, if any, of the other subscribing reinsurers in said Agreement.

      The Company shall pay ___% of all premiums due or which may become due the Reinsurer in accordance with the provisions of the Agreement attached.

      This Contract shall attach on October 1, 1997 and is subject to the provisions contained in the Term Article of the attached Agreement, which provisions are hereby incorporated by reference into this Contract and which shall apply as though they had been specifically provided for herein.

      The Agreement to which this Contract is attached and therefore the Interests and Liabilities of the Subscribing Reinsurer therein, may be changed, altered and amended as the parties may agree, provided such change, alteration and amendment is evidenced in writing or by Addendum to this Contract and executed by the Company and the Subscribing Reinsurer.

      IN WITNESS WHEREOF, the parties hereto have caused this Interests and Liabilities Contract to be signed in duplicate by their duly authorized representatives.

Signed in Los Angeles, California
this __________ day of ________, 199

SCPIE HOLDINGS, INC., and/or
S.C.P.I.E. INDEMNITY COMPANY and/or
AMERICAN HEALTHCARE INDEMNITY COMPANY, and/or
AMERICAN HEALTHCARE SPECIALTY COMPANY, and/or
S.C.P.I.E. INSURANCE SERVICES, INC., and/or
S.C.P.I.E. MANAGEMENT SERVICES, INC.

By:
   --------------------------------------------

Signed in Los Angeles, California
this __________ day of ________, 199

                                   INFORMATION

      The factors to be used in calculating the Earned Premium as respects Modified Claims Made risks attaching during the term of this Agreement and subsequent agreements shall be as follows:

    Reporting Period           Earned Premium Factors
    ----------------           ----------------------
      1st 12 months                      35%
      2nd 12 months                      15%
      3rd 12 months                      15%
      4th 12 months                      10%
      5th 12 months                      10%
      6th 12 months                       5%
      7th 12 months                       5%
      8th 12 months                       5%

                            INSOLVENCY FUND EXCLUSION

      It is agreed that this Agreement excludes all liability of the Company arising by agreement, operation of law, or otherwise, from its participation or membership, whether voluntary or involuntary, in any insolvency fund. "Insolvency Fund" includes any guaranty fund, insolvency fund, plan, pool, association, fund or other arrangement, howsoever denominated, established or governed, which provides for any assessment of or payment or assumption by the Company of part or all of any claim, debt, charge, fee, or other obligation of an insurer, or its successors or assigns, which has been declared by any competent authority to be insolvent, or which is otherwise deemed unable to meet any claim, debt, charge, fee or other obligation in whole or in part.